UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REDWIRE CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION,
DATED APRIL 9, 2025

Dear Fellow Shareholders,

We are pleased to invite you to attend the Annual Meeting of Shareholders of Redwire Corporation (“Redwire,” the “Company,” “we,” “us,” or, when used in the possessive form, “our”) to be held on Wednesday, May 21, 2025, at 10:00 a.m. Eastern Time (“Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Given the benefits derived from conducting a virtual only meeting last year, namely reduced expenses and increased convenience and accessibility for shareholders to participate, we have determined that holding a virtual only meeting again this year is desirable. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2025. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. You will not be able to attend the Annual Meeting in person.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.
to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

3.	to amend the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company; and

4.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the Board.

Our Board of Directors (the “Board”) has set the record date as April 4, 2025. Only shareholders that owned shares of the Company’s common stock, par value $0.0001 per share, together with shareholders who owned shares of its Series A convertible preferred stock, par value $0.0001 per share, at the close of business on that day are entitled to notice of and may vote at the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card or voting instruction card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

/s/ Peter Cannito
Peter Cannito
Chairman, Chief Executive Officer and President

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION,
DATED APRIL 9, 2025

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

The 2025 Annual Meeting of Shareholders of Redwire Corporation will be held via the internet at www.virtualshareholdermeeting.com/RDW2025 on Wednesday, May 21, 2025, at 10:00 a.m. Eastern Time for the following purposes:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

3.	to amend the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company; and

4.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the Board.

Shareholders of record that owned shares of the Company’s common stock, par value $0.0001 per share, together with shareholders who owned shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share, as of the close of business on April 4, 2025, are entitled to vote.

The proxy statement is first being delivered to the Company’s shareholders as of the record date on or about April [●], 2025.

By Order of the Board of Directors,

/s/ Aaron Futch
Aaron Futch
Executive Vice President, General Counsel and Secretary

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION,
DATED APRIL 9, 2025

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION,
DATED APRIL 9, 2025

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive these materials?
The Board is soliciting your proxy to vote at our 2025 Annual Meeting of Shareholders (“Annual Meeting”) or at any adjournment or postponement thereof. Shareholders who own shares of our common stock, par value $0.0001 per share (“Common Stock”), together with shareholders who own shares of our Series A convertible preferred stock, par value $0.0001 per share (“Preferred Stock”) (on an as converted to Common Stock basis), as of the close of business as of the record date, April 4, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Householding. The Securities and Exchange Commission (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. via telephone at 1-866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding and have their own procedures for shareholders who wish to receive individual copies of the proxy materials.

Q:	Who will be entitled to vote?
The presence, in person (virtually) or by proxy, of shareholders entitled to vote a majority of the shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis) outstanding on the Record Date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked “WITHHOLD” or “ABSTAIN” as well as broker non-votes will be counted as “present” for purposes of determining the existence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Shareholders who owned shares of either or both of our Common Stock or our Preferred Stock as of the close of business on the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 77,082,332 shares of Common Stock outstanding and 106,982.7 shares of Preferred Stock outstanding, each share of which converts into approximately 349.04 shares of Common Stock at an initial conversion price of $3.05 per share. Holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Preferred Stock are entitled to a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is convertible. As a result, holders of shares of Preferred Stock are entitled to an aggregate of 37,341,635 votes on an as converted to Common Stock basis, and therefore, a total of 114,423,967 shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis) will constitute the basis for determining whether a quorum is present at the Annual Meeting and for determining the voting on the proposals submitted for approval at the Annual Meeting.

Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What will I be voting on?
You will be voting:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

3.	to amend the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company; and

4.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the Board.

Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:

1.	FOR the election of Peter Cannito, Joanne O. Isham and Kirk Konert as Class I directors;

2.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

3.	FOR the amendment of the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company.

Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/RDW2025. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;

2.	via telephone by calling 1-800-690-6903; or

3.	by signing, dating and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2025.

Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or other nominee for instructions on how to change their proxy vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903;

3.	by signing and returning a new proxy card; or

4.	by voting at the virtual Annual Meeting.

Q:	How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.

If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/RDW2025 and entering your 16-digit control number. This number is included in your proxy card.

If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/RDW2025 for at least one year.

If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the Annual Meeting.

Q:	What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time, and will remain available through the end of the Annual Meeting.

Q:	Why is the Annual Meeting virtual only?
We are excited to provide ease of access, real-time communication, and cost savings for our shareholders and the Company. Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world.

Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein (with the Preferred Stock voting on an as converted to Common Stock basis). This means that the three nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the elections of those nominees. Broker non-votes will not impact the election of the nominees.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote from the holders of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 2 - Ratification of Independent Registered Public Accounting Firm (with the Preferred Stock voting on an as converted to Common Stock basis). Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. There will not be broker non-votes with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

PROPOSAL 3 - AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY
The affirmative vote from the holders of a majority of the voting power of the outstanding shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 3 - Amendment of the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers of the Company (with the Preferred Stock voting on an as converted to Common Stock basis). Abstentions and brokers non-votes will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Additionally, pursuant to Section 6.4(a) of our Certificate of Designation (as defined and described below), the Company will be required to obtain the consent of the holders of its Preferred Stock to approve such Amendment prior to filing with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation that reflects the Amendment shown in Annex A.

Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2026 Annual Meeting of Shareholders?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Shareholders to be held in 2026 (“2026 Annual Meeting”), must be received by the Company’s Secretary at our principal executive offices at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256, no later than December [●], 2025, and must otherwise comply with the requirements of Rule 14a-8. Shareholders wishing to make a director nomination or bring a proposal before the 2026 Annual Meeting other than pursuant to SEC Rule 14a-8 must comply with the advance notice provisions of the Company’s Bylaws (the “Bylaws”), which require, among other things that you provide timely written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on February 20, 2026 and not earlier than the close of business on January 21, 2026. However, if the date of the 2026 Annual Meeting is held within a period that commences more than 30 calendar days before or 70 days after the first anniversary of the 2025 Annual Meeting, then our Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2026 Annual Meeting and no later than the close of business on the later of the 90th calendar day prior to the date of the 2026 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us. In addition to the foregoing requirements under our Bylaws including the notice deadlines set forth above and therein, to comply with the requirements set forth in Rule 14a-19 (the universal proxy rules) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must also provide written notice to our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the mailing address provided above no later than February 20, 2026.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of nine directors. Our Certificate of Incorporation (the “Certificate of Incorporation” or “COI”) provides that, subject to the rights provided by our Certificate of Designation (as defined and described below), the authorized number of directors may be changed only by approval of 66 2/3% of the directors present at a meeting at which a quorum is present. Our COI also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each Annual Meeting of Shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of April 4, 2025, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Peter Cannito	I	52	Chairman, Chief Executive Officer and President	2021	2025	2028
Joanne O. Isham	I	69	Director	2024	2025	2028
Kirk Konert	I	38	Director	2021	2025	2028
Jonathan E. Baliff	II	61	Chief Financial Officer and Director	2021	2026
Reggie Brothers	II	65	Director	2021	2026
Les Daniels	II	78	Director	2021	2026
Michael Bevacqua	III	59	Director	2022	2027
John S. Bolton	III	57	Director	2021	2027
David Kornblatt	III	65	Director	2022	2027

We believe that in order for our Board to effectively guide us to long-term sustainable and dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in aerospace and space infrastructure. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee considers criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics. Currently, of the nine directors on our Board, one is female and one is racially/ethnically diverse.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.

Subject to any earlier resignation or removal in accordance with the terms of our COI, our Bylaws, the Investor Rights Agreement (as defined and discussed below), the Bain Investment Agreement (as defined and discussed below) and our Certificate of Designation (as defined and discussed below), our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the 2026 Annual Meeting, and our Class III directors will serve until the 2027 Annual Meeting. In addition, our COI provides that at any time when AE Red Holdings, LLC (“Holdings”), an affiliate of AE Industrial Partners, LP (“AE”), beneficially owns, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances, our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class; provided, however, that any director nominated pursuant to the Bain Investment Agreement may not be removed without cause without the prior written consent of BCC Redwire Aggregator, L.P (“Bain”).

Investor Rights Agreement
In connection with our business combination that took place on September 2, 2021 (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of March 25, 2021, by and among Holdings; Cosmos Intermediate, LLC, a direct and wholly owned subsidiary of Holdings; Genesis Park Acquisition Corp (“GPAC”); and Shepard Merger Sub Corporation, a direct and wholly owned subsidiary of GPAC, we entered into an Investor Rights Agreement, dated as of March 25, 2021, by and among Genesis Park II, LP, Genesis Park Holdings (“GNPK” and collectively with Holdings, the “Principal Shareholders”), GPAC, Holdings and Jefferies LLC (the “Investor Rights Agreement”). The Investor Rights Agreement provides Holdings and GNPK the right to designate certain of the nominees for election to the Board as follows: (i) Holdings has the right to appoint (a) five nominees so long as Holdings beneficially owns 50% or greater of the total number of the Company’s shares of Common Stock collectively beneficially owned by Holdings upon completion of the Business Combination (the “AE Original Amount”), (b) four nominees so long as Holdings owns 42.5% or greater, but less than 50%, of the AE Original Amount, (c) three nominees so long as Holdings owns 25% or greater, but less than 42.5%, of the AE Original Amount, (d) two nominees so long as Holdings owns 10% or greater, but less than 25%, of the AE Original Amount and (e) one nominee so long as Holdings owns 5% or greater, but less than 10%, of the AE Original Amount, and (ii) GNPK had the right to appoint (a) two nominees so long as GNPK beneficially owns 50% or greater of the total number of the Company’s shares of Common Stock collectively beneficially owned by GNPK upon completion of the Business Combination (the “GNPK Original Amount”) and (b) one nominee so long as GNPK owns 25% or greater, but less than 50%, of the GNPK Original Amount. The Investor Rights Agreement also provides that Holdings has and GNPK had the exclusive right to remove their respective nominees from the Board and are entitled to designate the replacement for any of their Board designees whose Board service terminates prior to the end of the director’s term. On July 31, 2024, GNPK executed a letter agreement pursuant to which it irrevocably disclaimed and relinquished any and all rights to designate, remove or fill any vacancy on the Company’s Board as provided under the Investor Rights Agreement. The Investor Rights Agreement will generally terminate with respect to each party at such time that they cease to own any of our Common Stock, warrants or other equity securities issuable with respect to our Common Stock and warrants by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

Bain Investment Agreement
On October 28, 2022, in connection with the issuance of the Preferred Stock, we entered into an investment agreement with Bain (the “Bain Investment Agreement”). Pursuant to the Bain Investment Agreement, for so long as Bain beneficially owns Common Stock in the aggregate and on an as converted to Common Stock basis, at least equal to 50% of the number of shares of Common Stock that it held on an as converted to Common Stock basis immediately following the closing of the purchase and sale of Preferred Stock to Bain on November 3, 2022, Bain will have the right to designate one member to our Board subject to the terms and conditions set forth in the Bain Investment Agreement. Bain is entitled to designate the replacement for its Board designee if such member’s service terminates prior to the end of the director’s term. In December 2022, Michael Bevacqua joined the Board as a Bain designee.

Certificate of Designation
The rights, terms and privileges of the Preferred Stock are generally governed by the Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock, which became effective on January 5, 2023 and which was subsequently amended, effective October 31, 2023 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, if dividends on any shares of Preferred Stock have not been declared and paid for three or more dividend periods (whether or not consecutive) ending after the seven year and six month anniversary of the initial issue date, the number of directors then constituting the Board shall be increased by two and the holders of Preferred Stock are entitled to nominate two additional members for election to the Board; provided, however, that such right will terminate upon the payment in full of accumulated and unpaid dividends. Upon the termination of such right, the term of office of each director nominated pursuant to the foregoing shall terminate at such time and the number of directors on the Board shall automatically decrease by two.

Shareholder Recommendations for Director Nominees
Subject to the director nomination rights described above, the Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. See “Commonly Asked Questions and Answers About the Annual Meeting— What is the deadline for submitting a shareholder proposal or director nomination for the 2026 Annual Meeting of Shareholders?” above.

When filling a vacancy on the Board that is not subject to the nomination rights of Holdings, GNPK and Bain described above, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter, and the same process will be used for all candidates, including candidates recommended by shareholders. A copy of our Corporate Governance Guidelines is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. We will make a printed copy of our Corporate Governance Guidelines available to any shareholder who so requests.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age*	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Peter Cannito	I	52	Director	September 2021	2025	2028
Joanne O. Isham	I	69	Director	January 2024	2025	2028
Kirk Konert	I	38	Director	September 2021	2025	2028

*	Ages as of April 4, 2025.
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2028 Annual Meeting

Peter Cannito, Chair. Mr. Cannito has served on our Board and as our Chief Executive Officer since September 2021 and also as our President since December 2022. Mr. Cannito served on the board of Holdings from March 2020 until our Business Combination in September 2021. Mr. Cannito has served as a director and Chairman of BigBear.ai (NYSE:BBAI) since December 2021. Prior to his current role, Mr. Cannito served from October 2016 to December 2018 as the CEO of Polaris Alpha, a high-tech solutions provider developing systems for the Department of Defense and Intelligence Community. Prior to that, Mr. Cannito held executive roles, including CEO and COO, at EOIR Technologies and led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito served from January 1, 2019 through June 2019 as a consultant for NSNext, LLC. Mr. Cannito has been an operating partner with AE Industrial Partners, LP since June 2019. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware and an MBA from the University of Maryland. Mr. Cannito also served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director of our Board.

Joanne Isham. Ms. Isham has served on our Board since January 2024 and previously from September 2021 to October 2022. She also served on the board of Holdings from March 2020 until our Business Combination in September 2021. Ms. Isham is an independent consultant and the Founder of Veros Global Solutions, LLC, and Isham Associates, LLC, advisory firms focused on national security and innovative technologies. She has worked at each since January 2020 and December 2011, respectively. Previously, Ms. Isham was as a director of Maxar Technologies Inc. and its predecessor, SSL MDA Holdings, Inc., from 2016 to 2023, and of MDA Information Systems, Inc.’s proxy board from 2012 to 2017. From June 2006 to December 2010, Ms. Isham was Vice President, Deputy General Manager of Network Systems at BAE Systems plc, Chief Operations Officer of HPTi; and Vice President of L1. Prior to joining the private sector, Ms. Isham was employed by the Central Intelligence Agency (“CIA”) from 1977 through 2006. During her tenure she served in multiple positions as a leader responsible for Congressional Affairs, Resource Management, and Technical Program Execution. From 1998 to 2001, she was the CIA Deputy Director for Science and Technology. From 2001 to 2006, she was assigned as the Deputy Director of the National Geospatial-Intelligence Agency. Ms. Isham earned her undergraduate degree from the University of Notre Dame. We believe that Ms. Isham’s professional trajectory and experience in relevant industries qualifies her to serve as a director of our Board.

Kirk Konert. Mr. Konert began serving on our Board in September of 2021 and served on the board of Holdings from March 2020 until our Business Combination in September 2021. Mr. Konert has served with AE Industrial Partners, LP, as a Managing Partner since December 2023, Partner since October 2019 and Principal starting in August 2014. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert has served as a director of BigBear.ai (NYSE:BBAI) since 2021 and is Chair of its Compensation Committee. Mr. Konert earned his undergraduate degree from Davidson College. We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director of our Board.

Continuing Directors
Class II Directors (terms expiring in 2026)
Jonathan E. Baliff. Mr. Baliff has served on our Board since September 2021 and as our Chief Financial Officer since June 2022. Mr. Baliff serves as an Operating Partner at Genesis Park, a private investment company since March 2020 and was President and Chief Financial Officer of Genesis Park Acquisition Corp (NYSE:GNPK) prior to the Business Combination with Redwire in September 2021. Mr. Baliff was previously at Bristow Group Inc. (NYSE:VTOL), a leading global vertical flight solutions provider to offshore energy companies and government entities where he served first as Chief Financial Officer from 2010 to 2014 and President and Chief Executive Officer from 2014 to 2019 until he retired from the company in February 20191. Prior to joining Bristow, Mr. Baliff acted as Executive Vice President for Strategy and Corporate Development at NRG (NYSE:NRG), leading implementation of corporate strategy, organic growth, and M&A, from 2007 to 2010. Prior to NRG, Mr. Baliff acted as a Managing Director in Credit Suisse’s Investment Banking Group from 1997 to 2008. Additionally, Mr. Baliff served in the U.S. Air Force from 1981 to 1993 as an officer and aviator flying the F-4 Phantom fighter aircraft. Currently, Mr. Baliff has served on the board of directors and Audit Committee of Texas Capital Bancshares, Inc. (NASDAQ:TCBI), the parent company of Texas Capital Bank, since 2017. Mr. Baliff holds a Bachelor of Aerospace Engineering from the Georgia Institute of Technology and a Master of Science in Foreign Service from Georgetown University. We believe that Mr. Baliff’s industry and public company experience qualifies him to be a director of our Board.

Reggie Brothers. Dr. Brothers has served on our Board since September 2021 and served on the board of Holdings from March 2020 until our Business Combination in September 2021. Dr. Brothers has served as a director of Leonardo DRS, Inc. (NASDAQ: DRS) since January 2023 and member of its Audit Committee, a Principal of MIT Lincoln Laboratory since July 2023 and an Operating Partner of AE Industrial since October of 2022. Previously, Dr. Brothers served as CEO of BigBear.ai (NYSE:BBAI) from June 2020 to October 2022, Chief Technology Officer at Peraton Corporation from January 2018 to June 2020, and Principal at The Chertoff Group from January 2017 to January 2018. From April 2014 to February 2017, Dr. Brothers served as the Under Secretary for Science and Technology at the Department of Homeland Security. Dr. Brothers received an undergraduate degree from Tufts University, a master’s degree from Southern Methodist University and a PhD from Massachusetts Institute of Technology. We believe that Dr. Brother’s 30-year career and extensive experience in senior leadership positions in science and technology spanning academia, government and industry qualifies him to serve as a director of our Board.

Les Daniels. Mr. Daniels has served on our Board since September 2021. Mr. Daniels has served as Senior Advisor to AE Industrial Partners, LP since 2024 and served as an Operating Partner at AE Industrial Partners, LP from October 2017 to 2024. Mr. Daniels currently sits on the boards of Moeller Aerospace, GAMCO Investors, Inc. (NYSE:GBL) since 2016 and is a member of its Audit Committee, and Anterix Inc. (NASDAQ:ATEX) since 2020 and is a member of its Compensation Committee, and Chair of its Nominating and Corporate Governance and Corporate Development Committees. Mr. Daniels also served on The Advisory Committee on Trade Policy and Negotiation (ACTPN) as a presidential appointee. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, where he served from 1989 to 2014. Prior to CAI Managers, Mr. Daniels served as President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities. Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels earned his undergraduate degree from Fordham University. We believe that Mr. Daniels extensive experience in aerospace, in business and on public company boards, as well as his perspective as a representative of our largest shareholder, qualifies him to serve as a director of our Board.

Class III Directors (terms expiring in 2027)
Michael Bevacqua. Mr. Bevacqua has served on our Board since December 2022. Mr. Bevacqua currently serves as a Partner in the Special Situations Group at Bain Capital, LP (“Bain Capital”). Mr. Bevacqua joined Bain Capital in 1999 and, prior to his current role, was the Sector Head for Industrials globally. Mr. Bevacqua also served as a director and
1 The 2014 global oil price collapse and ensuing turmoil in offshore transportation services resulted in several businesses in the industry filing for bankruptcy, including Bristow Group Inc. (“Bristow”), which filed for Chapter 11 bankruptcy protection in May 2019. Bristow was the world’s largest commercial helicopter and industrial aviation company serving the energy and government sectors. Despite the 2014 global oil price collapse, Bristow continued to recognize revenue growth while Bristow’s peer group’s revenues fell by an average of ~10% annually with most competitors filing for bankruptcy over the same period.

member of the compensation committee of Champion Homes, subsequently Skyline Champion Corporation (NSDQ:SKY) from 2010 to 2019. Mr. Bevacqua also currently serves as a director and member of the compensation committee of CHC Helicopter since 2017. Prior to joining Bain Capital, Mr. Bevacqua served in various roles of increasing responsibility at First Union Capital Markets and NationsBanc Capital Markets. He was also an officer in the United States Marine Corps from 1988 to 1992. Mr. Bevacqua received a Master of Business Administration from Pennsylvania State University and a Bachelor of Science in Finance from Ithaca College.

John S. Bolton. Mr. Bolton began serving on our Board in September 2021. Prior to the Business Combination, Mr. Bolton was a member of the Advisory Committee of GPAC since July 2020. Mr. Bolton has over 30 years of industry executive experience, including serving as President of Honeywell’s (NYSE:HON) Aerospace Air Transport & Regional business, a global business enterprise that provides original equipment and aftermarket products and services to the aviation segments, from January 2009 to April 2016. He also spent three years as Vice President leading Honeywell’s Aftermarket for the Business & General Aviation Strategic Business Unit, where he leveraged extensive cross-functional, product and customer experience to provide strategic and tactical leadership. Since 2017, Mr. Bolton has been the Owner and President of Blu Sky Edge Corp, an aviation commercial propulsion engine leasing and product sales company. Mr. Bolton holds a B.S. from Clarkson University in New York and an M.B.A. from Duke University. We believe that Mr. Bolton’s extensive experience and professional trajectory in the aerospace industry, as well as his senior leadership experience in a public company, qualifies him to be a director of our Board.

David Kornblatt. Mr. Kornblatt has served on our Board since June 2022. Mr. Kornblatt has previously served as a director of Universal Stainless & Alloy Products, Inc. (NASDAQ: USAP) from 2009 to 2025 and served as Chair of the Audit Committee and member of its Compensation and Nominating and Corporate Governance Committees. Mr. Kornblatt brings decades of experience as a public company executive, including employment as the chief financial officer of public aerospace supplier Triumph Group, Inc. (NYSE: TGI), specialty metals producer Carpenter Technology Corporation (NSYE: CRS), and air conditioning manufacturer York International Corporation (previously trading under the ticker symbol “YRK”). The Board has determined that Mr. Kornblatt is financially sophisticated and is an “audit committee financial expert” as defined under SEC regulations.

Status as a Controlled Company
When Holdings possessed a majority of the voting power of our stock, we were a controlled company under NYSE rules. Under NYSE rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:
•we have a board of directors that is composed of a majority of “independent directors,” as defined under the NYSE rules;
•we have a compensation committee that is composed entirely of independent directors; and
•we have a nominating and corporate governance committee that is composed entirely of independent directors.
Regardless of whether we are a controlled company, we remain subject to the NYSE corporate governance requirement that our Audit Committee be composed entirely of independent directors. We currently have a majority of independent directors on our Board. In addition, our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee each consist entirely of independent directors under the NYSE rules, and our Audit Committee consists of entirely independent directors under Rule 10A-3 of the Exchange Act. Although we are no longer a controlled company at this time, we may in the future, however, rely on the exemptions afforded to controlled companies described above, if we regain controlled company status in the future. We intend to continue to take all action necessary to comply with the NYSE rules, including maintaining a majority of independent directors to our Board and ensuring we have a compensation committee and a nominating and governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period.

Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties, and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2024, our Board held eleven meetings. During 2024, the Audit Committee held four meetings, the Compensation Committee held three meetings, and the Nominating and Corporate Governance Committee held four meetings. Directors are expected to attend the Annual Meeting, and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2024, each director attended the Annual Meeting other than Mr. Konert, and each director attended at least 75% of the meetings of the Board and the total number of meetings held by any of the committees of the Board on which the director served during each such director’s tenure.

The rules of the NYSE require that non-management directors of a listed company meet periodically in executive sessions and that independent directors hold an executive session at least once a year. Alternatively, companies may instead choose to hold regularly scheduled executive sessions of the independent directors only. During 2024, the Company’s non-management directors met periodically in executive sessions, and the Company's independent directors met separately in executive session at least one time. The Board has not designated any particular director to preside over executive sessions.

Each of our standing committees has a written charter, which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. Our website is not part of this notice and proxy statement.

The table below sets forth the composition of our Board committees as of April 4, 2025:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter Cannito, Chair
Joanne O. Isham
Kirk Konert		X (Chair)	X
Jonathan E. Baliff
Reggie Brothers	X
Les Daniels		X	X (Chair)
Michael Bevacqua
John S. Bolton	X	X
David Kornblatt	X (Chair)		X

Audit Committee
Our Audit Committee is composed of David Kornblatt, John S. Bolton and Reggie Brothers, with David Kornblatt serving as Chair thereof. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that David Kornblatt, John S. Bolton and Reggie Brothers meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NYSE. Our Board determined that David Kornblatt is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE. The Audit Committee’s responsibilities include:

1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3.	reviewing our policies on risk assessment and risk management;

4.	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing and discussing with our independent registered public accounting firm and management any audit problems or difficulties, including significant disagreements with management, and the resolution thereof;

6.	reviewing and approving the scope, staffing and performance of the internal audit function;

7.	reviewing the adequacy and effectiveness of our internal controls over financial reporting;

8.	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

9.	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

10.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

11.	preparing the Audit Committee Report required by the rules of the SEC to be included in our annual proxy statement;

12.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

13.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Les Daniels, Kirk Konert and David Kornblatt, with Les Daniels serving as Chair thereof. The Nominating and Corporate Governance Committee’s responsibilities include:

1.	developing and recommending to our Board criteria for board and committee membership;

2.	subject to the rights of the Principal Shareholders under the Investor Rights Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

3.	developing and recommending to our Board best practices and corporate governance principles;

4.	developing and recommending to our Board a set of corporate governance guidelines; and

5.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Compensation Committee
Our Compensation Committee is composed of Kirk Konert, John S. Bolton and Les Daniels, with Kirk Konert serving as Chair thereof. The Compensation Committee’s responsibilities include:

1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

2.	evaluating the performance of our Chief Executive Officer and other executive officers in light of such corporate goals and objectives and recommending to the Board the approval of the compensation of our Chief Executive Officer;

3.	reviewing and approving the compensation of our other executive officers;

4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

6.	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the NYSE;

7.	reviewing and establishing our overall management compensation, philosophy and policy, including policies for recovery of officer compensation in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

8.	overseeing and administering our compensation and similar plans;

9.	reviewing and making recommendations to our Board with respect to director compensation; and

10.	reviewing and discussing with management, when applicable, and recommend to Board the compensation discussion and analysis and other such compensation disclosures to be included in our annual proxy statement or Annual Report on Form 10-K.

The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NYSE. The Compensation Committee has not delegated any of its responsibilities to a subcommittee.

Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Shareholders and Bain that currently make up our Board and our Board committee composition benefit the Company and its shareholders.

Independence
Unless eligible for the controlled company exemptions described above, NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Michael Bevacqua, John S. Bolton, Reggie Brothers, Les Daniels, Joanne O. Isham, Kirk Konert and David Kornblatt is an independent director under the NYSE rules and each of John S. Bolton, Reggie Brothers and David Kornblatt is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s securities by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions” of this proxy statement.

Classified Board of Directors
Our COI also provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The term of the Class I directors will expire immediately following this Annual Meeting, the term of the Class II directors will expire immediately following our 2026 Annual Meeting of

Shareholder and the term of the Class III directors will expire immediately following our 2027 Annual Meeting of Shareholders.

Chairman and Chief Executive Officer
With respect to the roles of Chairman and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the Business Combination, the roles of Chairman and Chief Executive Officer have been held by Peter Cannito. Given Mr. Cannito's deep knowledge and understanding of the Company’s business model, strategy, operations and culture, the Board combined the offices of Chairman and Chief Executive Officer and determined that Mr. Cannito is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. Additionally, given Mr. Cannito’s background, the Board believes that combining the roles of Chairman and Chief Executive Officer is the most effective leadership structure, because it allows Mr. Cannito to both oversee the day-to-day operations of the Company as well as leverage his expertise to provide strategic guidance and effective oversight at the Board level. Our Board does not have a “lead independent director.” Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as deemed appropriate.

Self-Evaluation
Our Nominating and Corporate Governance Committee conducts an annual performance evaluation to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee reviews and determines the design, scope, content, and leads the execution of the evaluation. The evaluation process consists of assessments of the Board and each standing committee of the Board. Written questionnaires solicit feedback on a range of issues, including Board and committee structure and composition; meeting process and dynamics; execution of key responsibilities; interaction with management; interaction with advisors and other parties, such as auditors; and information and resources. Director suggestions for improvements based on evaluation results, as well as to evaluation questionnaires and process, are considered for implementation for the following year.

Management Succession and Chief Executive Officer Compensation
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board an officer succession plan. The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officers will make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Hedging and Pledging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetization transactions, including the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

The Company has adopted an insider trading policy that governs the purchase, sale and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company trading its own securities, it is the Company's policy to comply with the federal securities laws and the applicable exchange listing requirements.

Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Audit Committee also monitors compliance with legal and regulatory requirements, strategies and progress of audits and remediation efforts. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks.

In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks, financial and liquidity risks, and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal, regulatory, privacy, financial, tax and audit related risks.

Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. We will make a printed copy of the Code of Conduct and Ethics available to any shareholder who so requests.

If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://redwirespace.com. The information on this website is not part of this proxy statement.

Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
Telephone: (650) 701-7722
Attention: Board of Directors
c/o General Counsel and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The

Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic (such as a personal grievance), or requests general information regarding the Company.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 4, 2025:

Name	Age	Position
Peter Cannito	52	Chairman, Chief Executive Officer and President
Jonathan E. Baliff	61	Chief Financial Officer
Chris Edmunds	41	Senior Vice President and Chief Accounting Officer
Aaron Futch	52	Executive Vice President, General Counsel and Secretary

Peter Cannito. See Mr. Cannito’s biographical information under the heading titled “Proposal 1 - Election of Directors––Director Nominees to Serve for a Three-Year Term Expiring at the 2028 Annual Meeting,” beginning on page 8 of this proxy statement.

Jonathan E. Baliff. See Mr. Baliff’s biographical information under the heading titled “Proposal 1 - Election of Directors––Continuing Directors––Class II Directors (terms expiring in 2026),” beginning on page 8 of this proxy statement.

Chris Edmunds. Mr. Edmunds has served as the Company's Senior Vice President and Chief Accounting Officer since August 2022 and previously served as our Corporate Controller from November 2020 to August 2022. Prior to joining the Company, Mr. Edmunds served in various roles of increasing responsibility at Ernst & Young LLP from July 2006 to November 2020, including assurance senior manager from October 2014 through November 2020. Mr. Edmunds is a Certified Public Accountant registered with the states of Florida and Georgia. Mr. Edmunds earned a bachelor’s degree in accounting from Samford University and a master's degree in accounting from the University of Notre Dame.

Aaron Futch. Mr. Futch joined Redwire in May 2024 and serves as the Company’s Executive Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Futch served in various roles of increasing responsibility in the aerospace industry, including at Virgin Galactic, Intelsat General, and in the Washington, DC, office of Paul, Weiss, Rifkind, Wharton & Garrison LLP. Mr. Futch earned his Bachelor of Arts at the University of South Florida and his Juris Doctor from Duke University School of Law.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers named in the “—Summary Compensation Table” below.

Overview
We are currently considered an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act of 1933 (“Securities Act”) for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Furthermore, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most-highly compensated executive officers for the year ended December 31, 2024:

•	Peter Cannito, Chairman, Chief Executive Officer and President;
•	Jonathan E. Baliff, Chief Financial Officer; and
•	Chris Edmunds, Senior Vice President, Chief Accounting Officer

Summary Compensation Table
The following table presents summary information regarding the total compensation paid to, earned by, and awarded to each of our Named Executive Officers for the fiscal year ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation	Other Compensation (2)	Total
Peter Cannito, Chairman, Chief Executive Officer and President	2024	$442,308	$3,393,563	$296,103	$13,800	$4,145,774
	2023	$425,000	$736,950	$560,601	$12,010	$1,734,561
Jonathan E. Baliff, Chief Financial Officer	2024	$417,308	$2,403,768	$209,697	$24,060	$3,054,833
	2023	$400,000	$520,200	$386,587	$36,755	$1,343,542
Chris Edmunds Chief Accounting Officer	2024	$283,085	$544,659	$75,867	$10,350	$913,961

(1)
Amounts reported in this column represent the aggregate grant date fair value of restricted stock units (“RSUs”), including both time-based and performance-based RSUs, granted in 2024 and 2023 to the Named Executive Officers, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). In 2024, the grant date fair value of the time-based RSUs, as computed in accordance with ASC 718, granted to Messrs. Cannito, Baliff and Edmunds were $1,257,188, $890,506 and $201,776, respectively. In 2024, the grant date fair value of the performance-based RSUs, as computed in accordance with ASC 718 using a Monte Carlo simulation model, granted to Messrs. Cannito, Baliff and Edmunds were $2,136,375; $1,513,262 and $342,883, respectively. In 2023, the grant date fair value of the time-based RSUs, as computed in accordance with ASC 718, granted to Messrs. Cannito and Baliff were $335,325 and $236,700, respectively. In 2023, the grant date fair value of the performance-based RSUs, as computed in accordance with ASC 718 using a Monte Carlo simulation model, granted to Messrs. Cannito and Baliff were $401,625 and $283,500, respectively. The assumptions used in calculating the grant date fair value of the RSUs pursuant to ASC 718 reported in this column are set forth in Note S of the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2024 and 2023. For further detail regarding these awards, see “—Narrative Disclosure to Summary Compensation Table—Stock Options and Restricted Stock Units.”

(2)	The amounts reported in the “All Other Compensation” column for 2024 and 2023 include the following:
	Name	Year	401(k) Match Contribution(a)	Housing/Car Allowance
	Peter Cannito	2024	$13,800	—
	Jonathan E. Baliff	2024	$13,800	$10,260
	Chris Edmunds	2024	$10,350	—

	Peter Cannito	2023	$12,010	—
	Jonathan E. Baliff	2023	$12,572	$10,260

(a) Amounts represent matching contributions under the Company’s 401(k) Plan. See below under “—Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.

Narrative Disclosure to Summary Compensation Table
Employment Agreements with Named Executive Officers
Mr. Cannito is party to an offer letter (“Offer Letter”) with Holdings, formerly known as Redwire, LLC, formerly known as Cosmos Parent LLC. Mr. Baliff is party to an employment agreement (“Baliff Employment Agreement”) with Redwire, effective June 1, 2022. Mr. Edmunds is party to an employment agreement (“Edmunds Employment Agreement,” and together with the Baliff Employment Agreement, the “Employment Agreements”) with Redwire Space, Inc., formerly known as Made In Space, Inc., a wholly-owned subsidiary of the Company, effective November 23, 2020. The Offer Letter and the Employment Agreements each provide for annual base salary; target bonus opportunity; an initial grant of incentive units for Messrs. Cannito and an initial equity award for Mr. Baliff; opportunity to participation in long-term equity incentive awards for Messrs. Cannito, Baliff and Edmunds; reimbursement of reasonable business expenses for Mr. Baliff; and eligibility to participate in our benefit plans generally offered to similarly situated employees. The amount of base salary and bonus opportunity provided for each of our Named Executive Officers under their respective Offer Letter or Employment Agreement are as follows: (i) for Mr. Cannito, a base salary of $300,000 and target annual bonus of 50% of his base salary, (ii) for Mr. Baliff, a base salary of $380,000 (increasing to $400,000 on the first anniversary of the Employment Agreement’s effective date), target annual bonus of 75% of his base salary, an initial equity award consisting of 57,000 restricted stock units and 114,000 stock options issued under the Redwire Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”) with such award vesting in three equal annual installments (subject to Mr. Baliff’s continued employment with Redwire), and an initial target annual equity award for calendar year 2023 under the 2021 Plan of 300% of his base salary, and (iii) for Mr. Edmunds an initial base salary of $180,000, subject to adjustment in the Company’s sole discretion, and a target annual bonus of 30% of his then current base salary.

The Baliff Employment Agreement provides an initial term of employment that will expire on June 1, 2025 and will automatically renew and extend for subsequent 12-month periods unless either party provides written notice of non-renewal. The Baliff Employment Agreement includes perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation covenants that apply during the employment period and the 12-month period thereafter.

The Baliff Employment Agreement also provides for certain severance benefits upon a resignation for “Good Reason,” upon a termination by us without “Cause.” The Edmunds Employment Agreement provides for certain severance benefits upon a termination by us without “Cause.” Please see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the Employment Agreements and the Separation Agreements.

Stock Options and Restricted Stock Units
On September 2, 2021, the Company adopted the 2021 Plan, under which the Named Executive Officers were granted stock options and RSUs. Both the stock options and time-based RSUs generally vest with respect to one-third of the award on each of the first three anniversaries of the date of grant, subject to the continued employment of the Named Executive Officer through each vesting date. Performance-based RSUs generally vest on December 31st of the 3rd calendar year in a performance period at a conversion rate that is based upon the Company’s Closing Price at the end of a 3-year performance period and is subject to the continued employment of the Named Executive Officer through each vesting date. See “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for details regarding the accelerated vesting provisions applicable to the stock options and RSUs held by our Named Executive Officers.

In response to Item 402(x)(1) of Regulation S-K, we do not grant new awards of stock options, stock appreciation rights or similar option-like instruments in anticipation of material nonpublic information, and we have not granted any such awards since 2022. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event we determine to grant new awards of such options the Board will evaluate the appropriate steps to take in relation to the foregoing.

2025 Compensation Actions
Effective upon the closing of the acquisition of Edge Autonomy Ultimate Holdings, LP, as described in the Company’s Form 8-K, dated January 20, 2025, the salary of Mr. Cannito will increase to $699,000. Effective April 6, 2025, the salaries of Messrs. Baliff and Edmunds were increased to $480,000 and $310,000, respectively. The 2025 target annual bonus, expressed as a percentage of each Named Executive Officer’s salary, for Messrs. Cannito, Baliff and Edmunds is unchanged from 2024 and equal to 100%, 75% and 40%, respectively, of each Named Executive Officer’s salary as of the aforementioned salary changes for 2025.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table summarizes the outstanding stock and option awards held by each of our Named Executive Officers as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Peter Cannito	8/22/2020(2)	825,000	550,000	—	N/A(3)	—	—	—	—
	9/2/2021(4)	300,000	—	$10.03	09/02/2031	—	—	—	—
	7/1/2022(4) (5)	113,333	56,667	$3.13	07/01/2032	28,333	$466,361	—	—
	7/3/2023(5)	—	—	—	—	85,000	$1,399,100	—	—
	7/3/2023(6)	—	—	—	—	—	—	127,500	$4,197,300
	7/11/2024(5)	—	—	—	—	168,750	$2,777,625	—	—
	7/11/2024(7)	—	—	—	—	—	—	168,750	$5,555,250
Jonathan E. Baliff	7/1/2022(4) (5)	76,000	38,000	$3.13	07/01/2032	19,000	$312,740	—	—
	7/3/2023(5)	—	—	—	—	60,000	$987,600	—	—
	7/3/2023(6)	—	—	—	—	—	—	90,000	$2,962,800
	7/11/2024(5)	—	—	—	—	119,531	$1,967,480	—	—
	7/11/2024(7)	—	—	—	—	—	—	119,531	$3,934,961
Chris Edmunds	9/2/2021(4)	63,000	—	$10.03	09/02/2031	—	—	—	—
	7/1/2022(4) (5)	16,051	8,025	$3.13	07/01/2032	4,012	$66,038	—	—
	7/3/2023(5)	—	—	—	—	13,500	$222,210	—	—
	7/3/2023(6)	—	—	—	—	—	—	20,250	$666,630
	7/11/2024(5)	—	—	—	—	27,084	$445,803	—	—
	7/11/2024(7)	—	—	—	—	—	—	27,084	$891,605

(1)	Calculated by multiplying the number of shares or units of stock that have not vested by the closing price, $16.46, of the Company’s common stock as reported on the NYSE on December 31, 2024, which was the last trading day of 2024.

(2)
This row reflects information regarding Class P Units in Holdings (“Class P Units”) held by our Named Executive Officers that were outstanding and vested as of December 31, 2024 . The Class P Units represent membership interests that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Class P Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”
For awards granted in 2020, this row reflects information regarding Class P Units held by our Named Executive Officers that were outstanding and unvested as of December 31, 2024.
Mr. Cannito was granted awards of Class P Units on October 22, 2020. Under the terms of the applicable award documentation, the Class P Units are divided into three tranches: Tranche I Units (40% of the units granted), Tranche II Units (40% of the units granted) and Tranche III Units (20% of the units granted).
The Tranche I and Tranche III Units fully vested upon the consummation of the Business Combination.
The Tranche II Units are subject to performance-based vesting only and vest if certain investor inflows over investor outflows are achieved upon a “Sale of the Company” (as defined in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control,” below) or the payment of an extraordinary cash dividend, so long as the Named Executive Officer remains employed through such sale.

(3)	The Class P Units are not traditional options and, therefore, there is no exercise price or option expiration date associated with them.

(4)	Each of our Named Executive Officers was granted stock options under the 2021 Plan. The unvested stock options will vest and become exercisable as follows: (i) 33.33% on the first anniversary of the grant date, (ii) 33.33% vest on the second anniversary of the grant date, and (iii) 33.34% on the third anniversary of the grant date, subject to the continued employment of Named Executive Officer through each vesting date.

(5)	Each of our Named Executive Officers was granted RSUs under the 2021 Plan that vest as follows: (i) 33.33% on the first anniversary of the grant date, (ii) 33.33% vest on the second anniversary of the grant date, and (iii) 33.34% on the third anniversary of the grant date, subject to the continued employment of Named Executive Officer through each vesting date.

(6)
Each of our Named Executive Officers was granted performance-based RSUs under the 2021 Plan (as shown in the penultimate far right column) that vest on December 31, 2025 and convert into shares Common Stock based upon the Company’s closing price of its Common Stock on December 31, 2025 (“2025 Closing Price”) as follows: (i) for a 2025 Closing Price equal to or less than $3.00 per share of Common Stock, 0% times the number of RSUs granted, (ii) for a 2025 Closing Price equal to $5.00 per share of Common Stock, 100% times the number of RSUs granted, and (iii) for a 2025 Closing Price equal to or greater than $7.00 per share of Common Stock, 200% times the number of RSUs granted, subject to the continued employment of Named Executive Officer through the vesting date. Straight-line interpolation will be used to determine the conversion rate for a 2025 Closing Price greater than $3.00 but less than $7.00 per share of Common Stock as of December 31, 2025.

Since the closing price on December 31, 2024, which was the last trading day of 2024, exceeds the target performance level of $5.00 per share, the Company is required to disclose the payout value (as shown in the far right column) at the maximum performance level value for these RSUs grants multiplied by closing price of the Company’s common stock on December 31, 2024.

(7)
Each of our Named Executive Officers was granted performance-based RSUs under the 2021 Plan (as shown in the penultimate far right column) that vest on December 31, 2026 and convert into shares Common Stock based upon the Company’s closing price of its Common Stock on December 31, 2026 (“2026 Closing Price”) as follows: (i) for a 2026 Closing Price equal to or less than $3.00 per share of Common Stock, 0% times the number of RSUs granted, (ii) for a 2026 Closing Price equal to $5.00 per share of Common Stock, 100% times the number of RSUs granted, and (iii) for a 2026 Closing Price equal to or greater than $7.00 per share of Common Stock, 200% times the number of RSUs granted, subject to the continued employment of Named Executive Officer through the vesting date. Straight-line interpolation will be used to determine the conversion rate for a 2026 Closing Price greater than $3.00 but less than $7.00 per share of Common Stock as of December 31, 2026.

Since the closing price on December 31, 2024, which was the last trading day of 2024, exceeds the target performance level of $5.00 per share, the Company is required to disclose the payout value (as shown in the far right column) at the maximum performance level value for these RSUs grants multiplied by closing price of the Company’s common stock on December 31, 2024.

Additional Narrative Disclosure
Compensation Consultant
Throughout 2024, Redwire retained Willis Towers Watson (“WTW”) as its compensation advisor. WTW has remained a compensation consultant to management, and the Compensation Committee has not retained a separate consultant. In 2024, WTW provided to Redwire’s management and Compensation Committee market data and advice related to peer group selection, Named Executive Officer target compensation, short-term and long-term incentive plan designs, regulatory developments and corporate governance matters. WTW also attended Compensation Committee meetings to provide its viewpoints and recommendations directly to the Compensation Committee.

Retirement Benefits
We do not have a defined benefit pension plan or nonqualified deferred compensation plan in which our executive officers are eligible to participate. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. In 2024 and 2023, we made the following Company matching contributions to the participants’ retirement plans for: Mr. Cannito – $13,800 and $12,010, respectively, Mr. Baliff – $13,800 and $12,572, respectively, and Mr. Edmunds – $10,350 (disclosure reflects 2024 matching contribution only). Such matching contributions consist of a 50% match on the first 8% of each eligible employee’s deferral contribution, subject to the Internal Revenue Code’s qualified defined contribution plan limits. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.

Potential Payments Upon Termination or Change in Control
Class P Units. As described in the footnotes to the “—Outstanding Equity Awards at 2024 Fiscal Year-End” table above, Tranche II of the Class P Units will fully vest upon a Sale of the Company only if certain performance metrics are achieved. The Class P Units are not subject to accelerated vesting in any other scenario, including a termination of the Named Executive Officer’s employment or services.

For purposes of the Class P Units, a “Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition (whether in one transaction or a series of transactions) of all or substantially all of the assets of Holdings and its subsidiaries to an independent third party or (ii) a transaction or series of transactions, the result of which is that Holdings unitholders and their affiliates immediately prior to the transaction (or series of transactions) are no longer the “beneficial owners” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the voting power of the outstanding voting securities of Holdings. Notwithstanding the previous sentence, if AE Industrial Partners Fund II, L.P. provides written notice to Holdings that a transaction or series of transactions will not be deemed a Sale of the Company, then such transaction or transactions will not be deemed a Sale of the Company.

Stock Options and RSUs. Under the terms of the award agreements evidencing the grant of the stock options and RSUs, including both time-based and performance-based RSUs, to each of the Named Executive Officers, if a Named Executive Officer’s employment is terminated due to death or disability, 100% of the unvested portion of the Named Executive Officer’s Options and RSUs will become vested as of the date of such termination. If a Named Executive Officer’s employment is terminated without “Cause” (as defined in the 2021 Plan) within 24 months following the occurrence of a “Change in Control,” (as defined in the 2021 Plan), 100% of the unvested portion of the stock options and RSUs will immediately vest as of the date of such termination. The stock options and RSUs will also fully vest in the event of a Change in Control if the options and RSUs are not assumed by the surviving entity in connection with the Change in Control.

For purposes of the 2021 Plan:

“Cause” means any of the following: (i) the participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its affiliates) (a) constituting a felony or (b) that has, or could reasonably be expected to result in, an adverse impact on the performance of the participant’s duties, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its affiliates, (ii) conduct of the participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its affiliates, (iii) any material violation of the policies of the participant’s employer, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the employer; (iv) the participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service; (v) misappropriation by the participant of any assets or business opportunities of the Company or its affiliates; (vi) embezzlement or fraud committed by the participant, at the participant’s direction, or with the participant’s prior actual knowledge; or (vii) willful neglect in the performance of the participant’s duties or willful or repeated failure or refusal to perform such duties.

“Change in Control” means any of the following: (i) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any person directly or indirectly acquires more than 50% of the total combined voting power of the Company’s securities eligible to vote in the election of the Board; (ii) within two years of the effective date of the 2021 Plan, the Board members who constituted the Board as of the effective date cease to constitute at least a majority of the Board (unless individuals appointed to the Board have been approved by the majority of the members constituting the Board as of the effective date), excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its affiliates that requires the approval of the Company’s stockholders, unless immediately following such transaction the voting power among the holders thereof is in substantially the same proportion as the voting power immediately prior to such transaction; (iv) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person other than the Company’s affiliates.

Employment Agreements and Separation Agreements. Mr. Cannito’s offer letter with Holdings does not provide for severance benefits upon a termination of his employment.

The Baliff Employment Agreement provides that if Mr. Baliff’s employment is terminated by the Company without “Cause”, by Mr. Baliff for “Good Reason”, or as a result of a non-renewal by the Company, subject to Mr. Baliff’s execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants, he will be entitled to:
(1)Severance payments equal to (I) in the case of a termination that does not occur during a Change in Control Period (as defined below), the sum of 12 months’ of his base salary and one times the target bonus for the year in which such termination occurs or (II) in the case of a termination that occurs during the 12-month period following a Change in Control (as defined in the 2021 Plan) (the “Change in Control Period”), an amount equal to the sum of 18 months’ of his base salary and one and one-half times the target bonus for the year in which such termination occurs (such total severance payments, as applicable, the “Severance Payment”), with such Severance Payment paid in substantially equal installments over the 12-month period following the termination date (the “Baliff Severance Period”); provided, however, that if the termination date occurs during a Change in Control Period, the Severance Payment will be made in a single lump sum on and the unvested equity awards held by Mr. Baliff shall vest on the termination date (and any performance-based awards will be deemed earned at the target level);
(2)Subject to Mr. Baliff’s timely election and continued eligibility, the Company shall, at its option pay or reimburse Mr. Baliff on a monthly basis for the difference between the amount he pays to effect and continue coverage under the Company’s group health plans and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such group health plans (the “COBRA Benefit”). Mr. Baliff shall be eligible to receive such COBRA Benefit until the earliest of: (I) the last day of the Baliff Severance Period; (II) the date Mr. Baliff is no longer eligible to receive COBRA continuation coverage; and (III) the date on which Mr. Baliff becomes eligible to receive coverage under a group health plan sponsored by another employer;
(3)A pro-rata portion of the annual bonus for the year in which the termination occurs (the “Pro-Rated Bonus Award”), which shall be equal to (I) the annual bonus, if any, that Mr. Baliff would have earned for the year in which the termination occurs (based on actual performance), multiplied by (II) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such year through the termination date and the denominator of which is the total number of days in such year. The Pro-Rated Bonus Award, if any, will be paid on the date annual bonuses are paid to other executives of the Company; and
(4)Mr. Baliff’s outstanding unvested equity awards, if any, will remain outstanding and eligible to vest and settle through the end of the Baliff Severance Period, subject to and governed by the terms of the 2021 Plan and the applicable award agreements without regard to any condition of continued service.
For purposes of the Baliff Employment Agreement:
•“Cause” means: (i) the willful failure or refusal by Mr. Baliff to perform his lawful duties (other than due to disability); (ii) a breach by Mr. Baliff of his fiduciary duties to the Company and its direct and indirect subsidiaries (the “Company Group”); (iii) a material breach by Mr. Baliff of any provision of the Baliff Employment Agreement or any other written agreement between Mr. Baliff and one or more members of the Company Group; (iv) conviction of, indictment for, pleading guilty to, or entering of a plea of nolo contendere by Mr. Baliff for any felony or any crime involving moral turpitude; (v) Mr. Baliff’s breach of any (A) policy or code of conduct established by any member of the Company Group and applicable to Mr. Baliff that could reasonably be expected to directly or indirectly adversely impact the business or reputation of the Company or any member of the Company Group or (B) law applicable to the workplace, in the case of each of clauses (A) and (B), regarding anti-harassment, anti-discrimination or anti-retaliation (the “Specified Matters”); (vi) Mr. Baliff’s material breach of any policy or code of conduct established by a member of the Company Group and applicable to Mr. Baliff that does not involve a Specified Matter; (vii) Mr. Baliff’s material violation of any law applicable to the workplace or any member of the Company Group that does not involve a Specified Matter; or (viii) Mr. Baliff’s gross negligence, willful misconduct, fraud, theft or embezzlement; provided, however, that if Mr. Baliff’s actions or omissions as set forth in (i), (iii), or (vi) are of such a nature that the Company reasonably determines that they are curable by Mr. Baliff, such actions or omissions must remain uncured 30 days after the Company first provided Mr. Baliff written notice of the obligation to cure such actions or omissions.
•“Good Reason” means: (i) a material diminution in Mr. Baliff’s base salary or target bonus opportunity (other than as part of one or more reductions in base salaries or target bonus opportunities that apply equally to each of the members of the Company’s senior management team in substantially the same proportions) or title, authority, duties and responsibilities with the Company or its subsidiaries; provided, however, that if Mr. Baliff is serving as an officer of a subsidiary of the Company or as a member of the board of directors (or similar governing body) of any member of the Company Group or any other entity in which a member of the Company Group holds an equity interest, in no event shall the removal of Employee as an officer of such subsidiary or a board member, regardless of the reason for such removal, constitute Good Reason; (ii) a material breach by the Company of any of its obligations under the Baliff Employment Agreement; or (iii) the Company’s failure to make an annual 2021 Plan award to Mr. Baliff.
The Edmunds Employment Agreement provides that upon a termination of Mr. Edmunds’ employment by us for any reason other than for “Cause,” he will receive:
(1)one-half (1/2) of his annual salary; and
(2)a prorated share of his annual bonus as of the date of termination paid at the target performance level.
The aforementioned severance benefits described above are subject to Mr. Edmunds’ execution of a general release of claims and continuing compliance with restrictive covenants, including a one year non-competition and non-solicitation period.
Recovery of Prior Incentive Compensation
Under the Company's Clawback Policy, if the Company is required to prepare an accounting restatement (“Restatement”), the Board shall take reasonably prompt action to recoup all erroneously awarded compensation that would not have been received had the amount been determined based on the measures in the Restatement. The Board may seek to recoup the erroneously awarded compensation by any means as the Board, in its sole discretion, determines to be appropriate. The Board may also determine whether, and to what extent, additional action is appropriate to address the circumstances surrounding any Restatement to reduce the risk of recurrence and to impose such other discipline as the Board deems fit. This Clawback Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or off-set against any person that may be available under law or otherwise. The Board has delegated to the Compensation Committee its powers to administer the Clawback Policy.

The 2021 Plan provides that any award issued under it shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Compensation Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of NYSE or the SEC. As a result, awards issued pursuant to our equity plans are subject to the Clawback Policy.

Non-Employee Director Compensation
The following table provides information concerning the compensation of each director of the Board who served as a member of the Board during, but did not serve as an employee of the Company in, the 2024 fiscal year. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2024. As Chairman, Chief Executive Officer and President and as Chief Financial Officer, the compensation of Messrs. Cannito and Baliff, respectively, is shown in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total Compensation ($)
Michael Bevacqua	$75,000	—	$75,000	(4)
John S. Bolton	$100,000	$100,002	$200,002
Reggie Brothers	$90,000	$100,002	$190,002
Les Daniels	$100,000	$100,002	$200,002
Joanne O. Isham	$75,000	$138,359	$213,359
Kirk Konert	$102,500	$100,002	$202,502	(5)
David Kornblatt	$112,500	$100,002	$212,502

(1)	The amounts in this column represent the portion of quarterly fees attributable to Board service for the 2024 fiscal year.
(2)	The amounts in this column represent the aggregate grant date fair value of RSUs granted in the 2024 fiscal year. The assumptions used in calculating the grant date fair value of the awards reported pursuant to ASC 718 are set forth in Note S to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board.
(3)	The aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718 is $638,368.
(4)	Pursuant to assignment arrangements, Mr. Bevacqua has transferred all of his beneficial interest in his Board fees and RSUs to Bain Capital Credit, LP, which surrendered the right to receive RSUs for Mr. Bevacqua’s Board service in 2024.
(5)	Pursuant to assignment arrangements, Mr. Konert has transferred all of his beneficial interest in his Board fees and RSUs to AE.

Director Compensation Policy
In connection with the Business Combination, the Board adopted a director compensation policy under which our non-employee directors are eligible to receive cash and equity compensation for service on our Board and committees of our Board. Pursuant to the policy, directors receive an annual retainer of $75,000, which was increased to $100,000 on March 6, 2025. In addition, each non-employee director who serves as a member or chair of a committee will receive the following annual amounts:

Position	Annual Retainer
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Compensation Committee Chair	$20,000
Compensation Committee Member	$10,000
Nominating and Corporate Governance Committee Chair	$15,000
Nominating and Corporate Governance Committee Member	$7,500
In addition to the cash retainers set forth above, which have remained unchanged since the Business Combination, each non-employee director will receive an annual grant of RSUs under the 2021 Plan with a grant date fair value equal to approximately $100,000, which was reduced in 2023 and 2024 from $125,000 and which will be increased to $150,000 in 2025. The RSUs will fully vest on the first anniversary of the grant date, subject to the director’s continued service on the Board. In the event of a Change of Control (as defined in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options and RSUs”), all outstanding RSUs held by non-employee directors will become fully vested, subject to the non-employee director’s continued service on the Board through the date of the Change of Control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
Our Board has adopted a written policy (“RPT Policy”) with respect to the review, approval and ratification of related party transactions. Under the RPT Policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our RPT Policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:

1.	whether the transaction was undertaken in the ordinary course of business of the Company;

2.	whether the related party transaction was initiated by the Company or the related party;

3.	the availability of other sources of comparable products or services;

4.	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

5.	the purpose of, and the potential benefits to the Company of, the related party transaction;

6.	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

7.	the related party’s interest in the related party transaction; and

8.	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith. In addition, under our Code of Conduct and Ethics, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. The transaction relating to entry into the Investor Rights Agreement described below was entered into prior to the adoption of the Company’s written RPT Policy, but it was approved by the applicable board of directors considering similar factors to those described above.

Related Party Transactions
Investor Rights Agreement
In connection with our Business Combination, we entered into the Investor Rights Agreement with the Principal Shareholders, and the other parties thereto (collectively, the “Holders”) pursuant to which the Holders are entitled to request that we register the Holders’ shares on a registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations.” The Holders will also be entitled to participate in certain of our registered offerings, subject to the restrictions in the Investor Rights Agreement. We will pay certain of the Holders’ expenses in connection with the Holders’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Holders, (ii) any of our warrants or any shares of common stock issued or issuable upon the exercise thereof and (iii) any of our equity securities (or that of our subsidiaries) issued or issuable with respect to the common stock described in clauses (i) and (ii) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions. These registration rights are also for the benefit of any subsequent holder of Registrable Securities (as defined in the Investor Rights Agreement); provided that any particular securities will cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by us and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

The Investor Rights Agreement also provides Holdings rights to designate nominees for election to our Board. See “Board of Directors and Corporate Governance—Investor Rights Agreement” for a description of the nomination rights under the Investor Rights Agreement.

Limited Guaranty
On March 25, 2022, in connection with the Company entering into the Third Amendment to its Credit Agreement with Adams Street Capital (the “Third Amendment”), AE Industrial Partners Fund II, LP and certain of its affiliates (the “AEI Guarantors”), provided a limited guarantee for the payment of outstanding revolving loans under our revolving credit facility in excess of $10.0 million, with a $15.0 million cap in the aggregate. In the event that the AEI Guarantors were required to make payments to the lenders thereunder pursuant to the terms of the limited guarantee, each AEI Guarantor would be subrogated to the rights of the lenders. In connection with the limited guarantee, we agreed to pay to the AEI Guarantors, a fee equal to 2% of any amount actually paid by such guarantors under the limited guarantee. The fee was waivable by the AEI Guarantors in their discretion. On August 8, 2022, in connection with the Company entering into the Fourth Amendment to its Credit Agreement with Adams Street Capital (the “Fourth Amendment”), the AEI Guarantors provided a limited guarantee for the payment of outstanding term loans of up to $7.5 million which followed the same terms and conditions as those of the guarantee to the Third Amendment described above. On October 28, 2022, the Company entered into a Fifth Amendment to its Credit Agreement with Adams Street Capital, pursuant to which, among other things, the limited guarantees previously provided by the AEI Guarantors under the Fourth Amendment are no longer effective.

Preferred Stock Offering
On October 28, 2022, the Company entered into the Bain Investment Agreement and the investment agreement (the “AEI Investment Agreement”) with AE Industrial Partners Fund II, LP (“AEI Fund II”) and AE Industrial Partners Structured Solutions I, LP (“AEI Structured Solutions”, and together with AEI Fund II, “AEI”). Pursuant to the AEI Investment Agreement, the Company issued 40,000 shares of the Preferred Stock to AEI, for an aggregate purchase price of $40.0 million and, pursuant to the Bain Investment Agreement, the Company issued 40,000 shares of the Preferred Stock to Bain, for an aggregate purchase price of $40.0 million. Bain subsequently acquired an additional 10,000 shares of Preferred Stock from AEI for an aggregate purchase price of $10.0 million. On May 1, 2023, November 1, 2023, May 1, 2024 and November 1, 2024, the Company issued additional shares of Preferred Stock as a PIK (defined below) to Bain and AEI in aggregate amounts of 9,077.19 and 5,456.01, respectively. Following the foregoing transactions, Bain holds 66,818.14 shares of Preferred Stock and AEI holds  40,164.54  shares of Preferred Stock (collectively, the “Purchased Shares”).

No holder of Preferred Stock may transfer any of their shares to any unaffiliated person for twelve (12) months following the closing date of the applicable investment agreement, except for certain exceptions, including that Bain and AEI may transfer shares to each other. Bain and AEI have been provided customary preemptive rights with respect to the Preferred Stock and, after the seventh anniversary of their respective closing dates, for so long as each holder has record and beneficial ownership of at least 50% of the Purchased Shares initially issued to them, may cause the Company to retain an investment banker to identify and conduct a potential sale of the Company.

The Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $3.05 per share, subject to customary anti-dilution and price protective adjustments. The holders of Preferred Stock are entitled to vote with the holders of Common Stock on an as converted to Common Stock basis and have the right, at their option and at any time, to convert their shares into shares of the Common Stock. Each share of Preferred Stock will mandatorily convert upon achieving thresholds related to the Company’s market capitalization and profitability metrics, and the Company is required to make an offer to repurchase the outstanding Preferred Stock upon a fundamental change.

Dividends on the Preferred Stock compound on a semi-annual basis and can be paid in either cash or in kind in the form of additional shares of Preferred Stock (such payment in kind, “PIK”), at the option of the Company, subject to certain exceptions. If paid in cash, such dividends will be paid at a rate of 13% per annum, subject to certain adjustments and exceptions or, if the Company issues PIK dividends, at a rate of 15% per annum, subject to certain adjustments and exceptions. Pursuant to the Registration Rights Agreement, dated October 28, 2022, by and among the Company, Bain, AEI and the other parties thereto, no later than July 28, 2023, we will be required to file a shelf registration statement to permit the public resale of the Common Stock underlying the Preferred Stock, and each party will also have additional demand and “piggyback” registration rights with respect to the Common Stock underlying the Preferred Stock.

The Preferred Stock ranks senior to the Common Stock. In the event of any liquidation or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive in preference to the holders of the Common Stock the greater of (a) the greater of (i) two times the initial value, defined as $1,000 per share and (ii) the initial value plus accrued and unpaid dividends, whether or not declared, and (b) the amount that would have been received based on the if-converted accrued value, defined as initial value plus accrued and unpaid dividends, whether or not declared.

The Bain Investment Agreement also provides Bain rights to designate nominees for election to our Board. See “Board of Directors and Corporate Governance—Bain Investment Agreement” for a description of the nomination rights under the Bain Investment Agreement. Additionally, the Certificate of Designation filed in connection with the investments made by Bain and AEI pursuant to the Bain Investment Agreement and AEI Investment Agreement, respectively, provides Bain and AEI rights to designate nominees for election to our Board. See “Board of Directors and Corporate Governance—Certificate of Designation” for a description of the nomination rights under the Certificate of Designation.

Customer Boards of Directors
As of December 31, 2024 and 2023, Peter Cannito, the Company’s Chair, Chief Executive Officer and President, and Kirk Konert, a member of the Board, also served on the board of directors for a current customer of the Company. During the years ended December 31, 2024 and 2023, the Company recognized related party revenues of $1.4 million and $1.0 million, respectively. The Company had related party outstanding receivables of less than $0.1 million as of December 31, 2024 and no related party outstanding receivables as of December 31, 2023.

During the fourth quarter of 2022, AE Industrial Partners, LP acquired a majority interest in a customer of the Company and Kirk Konert, a member of the Board, also joined the customer’s board of directors. During the years ended December 31, 2024 and 2023, the Company recognized related party revenues of $9.1 million and $8.3 million, respectively. As of December 31, 2024 and 2023, the Company had related party outstanding receivables of $0.7 million and $4.8 million, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our voting securities as of April 4, 2025 for:
•each person known to be the beneficial owner of more than 5% of any class of our voting securities;
•each of our directors;
•each of our Named Executive Officers; and
•all of our current executive officers and directors as a group.

The numbers of shares of Common Stock and Preferred Stock beneficially owned and percentages of beneficial ownership are based on 77,082,332 and 106,982.7 shares of Common Stock and Preferred Stock outstanding as of the Record Date, respectively. Shareholders who own shares of our Common Stock, together with shareholders who own shares of our Preferred Stock as of the close of business on the Record Date, are entitled to vote at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Preferred Stock are entitled to a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is convertible. Therefore, holders of shares of Preferred Stock are entitled to an aggregate of 37,341,635 votes on as an as converted to Common Stock basis at the Annual Meeting.

Beneficial ownership of the Common Stock is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants, RSUs and shares of Preferred Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date. Shares of Common Stock issuable pursuant to options, warrants, RSUs or shares of Preferred Stock are deemed to be outstanding for purposes of computing the beneficial ownership percentage of Common Stock of the person or group holding such securities but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock owned by them and the address of each beneficial owner listed on the table is c/o 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256.

	Common Stock			Preferred Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Voting Power
5% Shareholders
AE Partners and affiliates(1)	51,727,710		44.4%	40,164.54	37.5%	43.4%
Genesis Park II LP(2)	6,067,775		5.3%	—	—	5.3%
BCC Redwire Aggregator, L.P.(3)	23,322,453		20.4%	66,818.14	62.5%	20.4%
Named Executive Officers and Directors
Jonathan E. Baliff	1,277,113	(4)	1.1%	—	*	*
Michael Bevacqua	—		*	—	*	*
John S. Bolton	494,911	(5)(6)	*	—	*	*
Reggie Brothers	107,469	(5)	*	—	*	*
Peter Cannito	597,430	(7)	*	—	*	*
Les Daniels	182,904	(5)	*	—	*	*
Chris Edmunds	132,709	(8)	*	—	*	*
Joanne O. Isham	83,595	(5)	*	—	*	*
Kirk Konert	—	(9)	*	—	*	*
David Kornblatt	109,510	(5)	*	—	*	*
All other executive officers	22,300		*	—	*	*
All Directors and Executive Officers as a Group (11 individuals)	3,007,941		2.6%	—	*	1.7%
* Indicates less than 1%.

(1)    According to the information reported on Amendment No. 5 to Schedule 13D/A (“AE 13D/A”) filed on January 22, 2025, represents (i) 35,708,528 shares of Common Stock, including 20,921 RSUs that vest within 60 days of April 4, 2025, held of record by Kirk Konert for the benefit of AE Industrial Partners, LP; (ii) 2,000,000 shares of Common Stock issuable upon the exercise of warrants within 60 days of April 4, 2025 held of record by AE Red Holdings, LLC; and (iii) Preferred Stock known to the Company to represent an aggregate of 40,164.54 shares of Preferred Stock held of record as follows: 10,436.09 shares held of record by AE Industrial Partners Fund II-A, LP (“AE Fund II-A”), 40.16 shares held of record by AE Industrial Partners Fund II-B, LP (“AE Fund II-B”), 16,300.11 shares held of record by AE Industrial Partners Fund II, LP (“AE Fund II LP” and together with AE Fund II-A and AE Fund II-B, the “AE Funds”), and 13,388.18 shares held of record by AE Industrial Partners Structured Solutions I, L.P. (“AE Structured LP”). According to the AE 13D/A, voting and dispositive power with respect to the securities reported herein is exercised by Michael Greene and David H. Rowe, the managing members of AeroEquity GP, LLC, which is the general partner of AE Industrial Partners Fund II GP, LP (“AE Fund II GP”) and AE Industrial Partners Structured Solutions I GP, LP (“AE Structured GP”). The AE Funds are the controlling equityholders of AE Red Holdings LLC. AE Fund II GP and AE Structured GP are the general partners of the AE Funds and AE Structured LP, respectively. Each of the entities and individuals named herein disclaims beneficial ownership of the securities held of record by the entities and individuals listed herein, except to the extent of its or their pecuniary interest therein. The business address of each of the foregoing entities and individuals is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.
The shares of Preferred Stock described above are convertible into an aggregate of 14,019,182 shares of Common Stock within 60 days of April 4, 2025.

(2)    According to the information reported on Form 4 filed on February 28, 2025, and as modified by information known to the Company, represents 6,067,775 shares of Common Stock, held of record by Genesis Park II LP. Genesis Park II GP LLC is the general partner of Genesis Park II LP, and as such, has voting and investment discretion with respect to the securities held by Genesis Park II LP and may be deemed to have shared beneficial ownership of the securities held directly by Genesis Park II LP. The business address of each of the foregoing entities and persons is 2000 Edwards Street, Suite B, Houston, Texas 77007.

(3)    According to the information reported on Amendment No. 2 to Schedule 13D filed by Bain Capital Credit Member, LLC, a Delaware limited liability company (“BCCM”) and BCC Redwire Aggregator, L.P. (“BCCR”) on January 22, 2025, represents an aggregate of 66,818.64 shares Preferred Stock that are convertible into shares of Common Stock, which consists of 50,000 shares of Preferred Stock originally issued and 16,818.64 shares of Preferred Stock issued as paid-in-kind dividends, which are subject to a conversion blocker that limits conversion if and to the extent the Reporting Persons would beneficially own in excess of 20.4% after giving effect to such conversion. BCCR is the owner of record, and BCCM is the general partner of BCCR. As a result of the relationships between BCCR and BCCM, BCCM may be deemed to possess indirect beneficial ownership of the securities held by BCCR. BCCM disclaims indirect beneficial ownership of the securities reported herein except to the extent of its pecuniary interest in such shares. The business address of each of the foregoing entities is 200 Clarendon Street, Boston, Massachusetts 02116.

    The Preferred Stock owned of record by BCC Redwire Aggregator, L.P. is convertible into an aggregate 23,322,453 shares of Common Stock within 60 days of April 4, 2025.

(4)    Includes 370,690 warrants exercisable and stock options exercisable for 76,000 shares of Common Stock as of April 4, 2025.

(5)    Includes 20,921 RSUs vesting within 60 days of April 4, 2025.

(6)    Includes 59,310 warrants exercisable as of April 4, 2025.

(7)    Includes stock options exercisable for 413,333 shares of Common Stock as of April 4, 2025.

(8)    Does not include 20,921 RSUs that vest within 60 days of April 4, 2025, held of record by Kirk Konert for the benefit of AE Industrial Partners, LP, as disclosed above in footnote (1) to this table.

(9)    Includes stock options exercisable for 79,051 shares of Common Stock as of April 4, 2025.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. Services provided to the Company and its subsidiaries by KPMG LLP for the year ended December 31, 2024 are described below and under the heading “Audit Committee Report” beginning on page 31 of this proxy statement.

Change in Independent Registered Accounting Firm
On June 14, 2023, the Audit Committee approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023. Accordingly, on the same date, PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm during the fiscal year ended December 31, 2022, and the subsequent interim period through June 14, 2023 (“PwC Tenure Period”), was informed that it was dismissed and replaced as the Company’s independent registered public accounting firm.

During the PwC Tenure Period, there were no: (i) disagreements (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused PwC to make a reference to the subject matter of the disagreements in connection with its reports covering such PwC Tenure Period, or (ii) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided PwC with a copy of the disclosures made pursuant to Item 4.01 in the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2023. A letter from PwC addressed to the SEC stating that PwC agreed with the disclosures regarding the dismissal was filed as Exhibit 16.1 to such Current Report on Form 8-K.

Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by KPMG for the years ended December 31, 2024 and December 31, 2023:

	2024	2023
Audit Fees	$1,716,199	$1,520,113
Audit-Related Fees	$324,500	$—
Tax Fees	$—	$—
All Other Fees	$97,558	$50,817
Total	$2,138,257	$1,570,930

Audit Fees. Consists of fees billed for services related to the annual audit of the Company's consolidated financial statements, including the interim reviews of the Company's quarterly financial statements, and statutory audits of the Company's foreign subsidiaries.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include, among others, real-time implementation assessment of enterprise resource planning software.

All Other Fees. For 2024, consists of fees for electronic hosting fees in connection with litigation support, and costs associated with responding to third-party subpoenas. For 2023, consists of electronic hosting fees in connection with litigation support.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by KPMG LLP. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of KPMG LLP requires affirmative votes from the holders of a majority of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote (with the Preferred Stock voting on an as converted to Common Stock basis). If the Company’s shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR
ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee 's function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. KPMG LLP, our independent registered public accounting firm for 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2024 with management and with KPMG LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC.

Audit Committee:

David Kornblatt, Chair
John S. Bolton
Reggie Brothers

PROPOSAL 3 – AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY
In March 2025, the Board approved and declared advisable an amendment (the “Amendment”) to our Certificate of Incorporation to provide for the limitation of personal liability of certain officers for monetary damages for breach of fiduciary duty as an officer, to the extent permitted by the Delaware General Corporation Law (the “DGCL”). We are asking stockholders to approve this amendment, as set forth in the form attached as Annex A to this proxy statement, with proposed additions reflected by bold with "underline" text.

Background
Our Certificate of Incorporation currently contains a provision limiting the monetary liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. Effective August 2022, Section 102(b)(7) of the DGCL was amended to allow Delaware corporations to include in their certificates of incorporation provisions limiting the monetary liability of the following officers for breach of the duty of care in certain actions: (1) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (2) an individual identified in the corporation’s SEC filings as one of its most highly compensated executive officers; and (3) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

As permitted by Section 102(b)(7), the Amendment would only limit the monetary liability of these officers for breaches of the fiduciary duty of care in any direct claim, but consistent with Section 102(b)(7), as currently in effect, would not limit monetary liability of these officers in any action brought by or in the right of the Company, such as derivative claims by stockholders on behalf of the Company for breach of the fiduciary duty of care. Further, like the provision limiting monetary liability of directors, the Amendment would (1) not limit the monetary liability of these officers for any breach of the fiduciary duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit, and (2) provide that, if the DGCL is amended in the future to authorize further limitation of the liability of officers, then the monetary liability of these officers will be limited to the fullest extent permitted by the DGCL, as so amended.

The Amendment Further Enhances the Company's Ability to Attract and Retain Key Officers
After careful deliberation, including a review of recent corporate governance trends and evolving best practices, the Board determined that it is in the best interest of the Company and our stockholders to approve the Amendment so that exculpatory protection from certain monetary liabilities is available to our officers to the fullest extent permitted by Section 102(b)(7) of the DGCL. In the absence of such protection, qualified officers might be deterred from serving as officers or from making business decisions as officers that involve risk, due to potential exposure to personal monetary liability for business decisions.

The Board is committed to ensuring that our officers and directors are appropriately protected, consistent with applicable law and our values, when acting on behalf, and in the best interest, of our Company and stockholders. Taking into account (1) that the Amendment, which aligns with exculpation provisions applicable to our directors, will further enhance the Company’s ability to attract and retain key officers by mitigating the risk of certain personal financial claims that could arise in an individual’s capacity as an officer while also potentially reducing future litigation costs associated with frivolous lawsuits; (2) the narrow types of claims for which officers’ monetary liability would be limited under the Amendment (similar to the limitations of liability already provided to directors) and (3) a review of recent corporate governance trends and evolving best practices, the Board determined that it is in the best interests of the Company and our stockholders to adopt the Amendment.

Process for Approval of Proposed Amendment
If stockholders approve the Amendment at the Annual Meeting, we intend to file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation that reflects the Amendment shown in Annex A, which will be effective upon filing. Stockholder approval of the Amendment shown in Annex A also will be deemed to constitute the approval of the filing of such amended and restated certificate of incorporation. The Board retains the discretion to abandon the Amendment and not implement it at any time before it becomes effective, even if it is approved by stockholders. Additionally, pursuant to Section 6.4(a) of our Certificate of Designation (as defined and described below), the Company will be required to obtain the consent of the holders of its Preferred Stock to approve such Amendment prior to filing with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation that reflects the Amendment shown in Annex A. The description of the Amendment set forth in this proxy statement is qualified in its entirety by reference to the actual provisions set forth in Annex A. We urge you to read this Annex carefully.

Vote Required
The affirmative vote from the holders of a majority of the voting power of the outstanding shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote (with the Preferred Stock voting on an as converted to Common Stock basis) is required to approve this proposal and the Amendment. Abstentions and broker non-votes will have the same effect as votes "against" this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.redwirespace.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person (virtually) or by telephone, facsimile, email or other similar means.

ANNEX A

TEXT OF PROPOSED COI AMENDMENT

The following is the full text of the amendment, and includes marked changes (items in bold with underlines are additions), to the current wording of the Certificate of Incorporation:

ARTICLE XII
LIMITATION OF OFFICER LIABILITY
A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.
B. Neither the amendment nor repeal of this Article XII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.
C. Notwithstanding anything herein to the contrary, the amendment or repeal of this Article XII shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of each class of stock of the Corporation entitled to vote on such amendment or repeal, voting as a class.
D. Solely for purposes of this ARTICLE XII, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION,
DATED APRIL 9, 2025

REDWIRE CORPORATION
8226 PHILIPS HIGHWAY, SUITE 101
JACKSONVILLE, FL 32256

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/RDW2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the director nominees below:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Peter Cannito 02) Joanne O. Isham 03) Kirk Konert

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000671999_1 R1.0.0.2

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION,
DATED APRIL 9, 2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com

REDWIRE CORPORATION
Annual Meeting of Shareholders
May 21, 2025 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter Cannito, Jonathan E. Baliff and Aaron Futch or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REDWIRE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 21, 2025, at www.virtualshareholdermeeting.com/RDW2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Please refer to the Proxy Statement for a discussion of the Proposals.

Continued and to be signed on reverse side

0000671999_2 R1.0.0.2